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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2004 relating to the financial statements and financial highlights, which appears in the December 31, 2003 Annual Report to the Shareholders of Gartmore Variable Insurance Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Independent Auditors" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers

Philadelphia, PA
July 29, 2004